UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

Federal-Mogul Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	46-5182047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27300 West 11 Mile Road, Southfield, Michigan		48034
(Address of principal executive offices)		(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately, John Patouhas, age 49, has become the Vice President and Chief Accounting Officer of Federal-Mogul Holdings Corporation (the “Company”). Patouhas will replace Jerome Rouquet, who was promoted to Chief Financial Officer last month. Previously, Patouhas was Vice President and Chief Accounting Officer of the Company’s Motorparts Division starting in January, 2015 when he joined the Company. Prior to joining Federal-Mogul, Patouhas held senior finance and accounting positions with several companies including Vice President and Controller of Altair Engineering, Corporate Controller of HHI Group Holdings, LLC and Director of Financial Reporting at TRW Automotive. Patouhas began his career with Deloitte and is a CPA and CGMA. Mr. Patouhas graduated in 1990 from Wayne State University and holds a degree in Accounting and obtained a MBA from Wayne State University in 2000.

There are no family relationships between Mr. Patouhas and any other director or executive officer of the Company, or with any person selected to become an officer or a director of the Company. Other than as part of Mr. Patouhas’ employment with the Company, the Company has had no transactions since the beginning of the last fiscal year, and has no transactions proposed, in which Mr. Patouhas, or any member of his immediate family, has a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Holdings Corporation
(Registrant)

Date: February 5, 2016		/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary